Exhibit 23.9

                                CONSENT


       We hereby consent to the use of our firm name in SFX Broadcasting, Inc.'s Registration Statement on Form S-3 and in the Prospectus forming a part of such Registration Statement as filed with the Securities and Exchange Commission on
November    , 1996. In giving this consent, we do not concede that we come within the category of persons whose consent is required by Section 7 of the Securities Act of 1933, as amended.



                                      /s/  Fisher Wayland Cooper Leader
                                           & Zaragoza L.L.P.
                                     ------------------------------------------
                                           FISHER WAYLAND COOPER LEADER
                                           & ZARAGOZA L.L.P.

Dated: November 25, 1996